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                                                                     Exhibit 5.1

                        Shartsis, Friese & Ginsburg LLP
                                Eighteenth Floor
                                1 Maritime Plaza
                            San Francisco, CA  94105



                                 August 6, 1997


Lam Research Corporation
4350 Cushing Parkway
Fremont, California  94538

               Re:  Lam Research Corporation
                    Registration Statement on Form S-8
                    ----------------------------------

Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") that you intend to file with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 5,000,000 shares (the "Shares") of common stock, par value $0.001 per share ("Common Stock"), of Lam Research Corporation (the "Company") to be issued by the Company under the Lam Research Corporation 1997 Stock Incentive Plan (the "Plan").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Plan, (ii) the Certificate of Incorporation of the Company and the Bylaws of the Company, (iii) copies of certain resolutions of the Board of Directors of the Company relating to, among other things, the Shares, the Plan and the Registration Statement,
(iv) the form of certificate representing the Common Stock and (v) such other documents, certificates and records as we have considered necessary or appropriate for purposes of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein, we have relied

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Lam Research Corporation
August 6, 1997
Page 21

upon oral or written statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the Bar in the State of California, and we express no opinion concerning any law other than the law of the State of California, the Delaware General Corporation law and the federal law of the United States. With respect to the Delaware General Corporation Law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities, administering such laws, all as reported in accepted unofficial compilations.

          Based upon and subject to the foregoing, and assuming (i) the valid issuance of options pursuant to the Plan and (ii) the conformity of the certificates representing the Shares to the form thereof examined by us and the due execution and countersignature of such certificates, we are of the opinion that the Shares, when issued upon exercise of options in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                            Very truly yours,



                                            /s/ Carolyn R. Klasco
                                            ---------------------
                                            Carolyn R. Klasco

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